SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Superior Uniform Group, Inc.

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Superior Uniform Group, Inc. 10055 Seminole Boulevard Seminole, FL 33772-0002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 7, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR UNIFORM GROUP, INC., (the “Company”) will be held at the offices of the Company, 10055 Seminole Boulevard, Seminole, Florida, on May 7, 2004 at 10 A.M. (Local Time) for the following purposes:

1.	To elect nine Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 17, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Seminole, Florida, April 1, 2004	RICHARD T. DAWSON
Secretary

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,

DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT

PROMPTLY. THANK YOU.

SUPERIOR UNIFORM GROUP, INC.

10055 Seminole Boulevard

Seminole, Florida 33772

PROXY STATEMENT FOR 2004

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished by the Board of Directors of Superior Uniform Group, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2004 Annual Meeting of Shareholders, which will be held at 10:00 a.m. Local Time on May 7, 2004 at the offices of the Company, 10055 Seminole Boulevard, Seminole, Florida (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the shareholders or brokers entitled to vote them, or through abstention, will not be considered in the final tabulation.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy is intended to be first mailed to shareholders is April 1, 2004.

The close of business on March 17, 2004 (the “Record Date”) has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of March 1, 2004, 7,400,312 shares of the Company’s common stock, par value $.001 per share, (the “Common Stock”) were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on the Record Date for the Meeting on all matters that come before the Meeting.

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of common stock outstanding on the Record Date must be present or represented at the Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) will be counted as present for purposes of determining the presence of a quorum. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). If a quorum is present and voting, the nine nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors. Because abstentions and broker non-votes are treated as shares present and entitled to vote for the purposes of determining whether a quorum is present, abstentions and broker non-votes have the same effect as negative votes for each proposal, other than the election of directors.

ELECTION OF DIRECTORS (Proposal 1)

The Bylaws of the Company set the size of the Board of Directors at not less than three nor more than nine. The Board of Directors currently consists of seven members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

The Board of Directors recommends that nine Directors be elected at the Meeting to hold office until the Company’s annual meeting in 2005 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. The persons designated as nominees for election as director are Gerald M. Benstock, Michael Benstock, Alan D. Schwartz, Peter Benstock, Manuel Gaetan, Ph.D., Sidney Kirschner, Robin Hensley, Paul Mellini and Arthur Wiener, to serve the term described above. See “Management - Directors and Executive Officers” and “Certain Transactions” for further information on such nominees. These nominees were recommended to the Nominating Committee for election as a director by the Chairman. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

Shareholders may vote for up to nine nominees and the nine nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Gerald M. Benstock	73	Chairman, Director and Chairman of the Executive Committee.
Michael Benstock	48	Chief Executive Officer, Director and a member of the Executive Committee.
Alan D. Schwartz	53	President, Director and a member of the Executive Committee.
Peter Benstock	42	Executive Vice President, Director and a member of the Executive Committee.
Manuel Gaetan, Ph.D.	66	Director and a member of the Audit, Ethics, Stock Option and Compensation Committees.
Sidney Kirschner	69	Director and a member of the Audit, Ethics, Stock Option and Compensation Committees.
Robin M. Hensley	47	Director and a member of the Audit, Ethics, Stock Option and Compensation Committees.
Paul Mellini	51	Director Nominee
Arthur Wiener	66	Director Nominee
Andrew D. Demott, Jr.	40	Senior Vice President, Treasurer, and Chief Financial Officer.
Richard T. Dawson	58	Vice President, General Counsel and Secretary

Gerald M. Benstock is the Chairman of the Board of Directors. Mr. Benstock has served in this position for more than the past 5 years. Prior to October 24, 2003, he also served as Chief Executive Officer. Prior to May 1, 1992, Mr. Benstock served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

Michael Benstock has served as Chief Executive Officer of the Company since October 24, 2003. Mr. Benstock previously served as Co-President beginning May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

Alan D. Schwartz has served as President of the Company since October 24, 2003. Mr. Schwartz previously served as Co-President of the Company beginning May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President of the Company. Mr. Schwartz has also served as a Director of the Company since 1981.

Peter Benstock has served as Executive Vice President since February 8, 2002. Before such date, Mr. Benstock served as a Senior Vice President of the Company beginning February 7, 1994. Mr. Benstock has also been a Director of the Company since 1990.

Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. Dr. Gaetan has served as President and Chief Executive Officer of MGR Enterprises, Inc. since June of 1993. Dr. Gaetan was President of Bobbin Group from August of 1995 until September of 1998 and he served as President and C.E.O. of Bobbin Blenheim, Inc. and was Executive Vice President of Blenheim USA from January of 1990 until August of 1995.

Sidney Kirschner has been a Director of the Company since September 25, 1996. He has been President and Chief Executive Officer of Northside Hospital, Inc. since 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. He also currently serves as a director of Crown Crafts, Inc.

Robin M. Hensley has been a Director of the Company since August 1, 2000. She has served as President of Personal Construction, LLC since January of 2000. Prior thereto, she was Vice President of Patton Construction from December of 1995 to January 2000.

Paul Mellini has been CEO and President of Premier Community Bank of Florida and Premier Community Bank of South Florida since January 2002 and CEO and President of PCB Bancorp Inc. Prior thereto, he was regional president of First Union of the Greater Bay from April 1995 to December 2001.

Arthur Wiener retired in February 2004 as Chairman of the Board of Galey & Lord, Inc., a manufacturer of textile products. He had been Chairman since February 1992 and President and Chief Executive Officer of the Company since February 1988. On February 19, 2002, Galey & Lord and each of its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court confirmed Galey & Lord’s Plan of Reorganization on February 10, 2004.

Andrew D. Demott, Jr. has been Senior Vice President, Chief Financial Officer, and Treasurer since February 8, 2002. Formerly, he served as Vice President, Chief Financial Officer and Treasurer beginning June 15, 1998. Mr. Demott served as Secretary from July 31, 1998 through June 14, 2002. Prior to such dates, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995. Prior to that date, Mr. Demott was an Audit Manager with Deloitte & Touche LLP since September 1992.

Richard T. Dawson joined Superior in June 2002 as Corporate Counsel and was subsequently named Corporate Secretary. He was appointed a Vice President in November 2002. Prior to joining Superior, Mr. Dawson was in private practice. Prior to entering private practice and during the previous five years, Mr. Dawson was Vice President, General Counsel and Secretary of JLM Industries, Inc. and of Unisite, Inc.

The following family relationships exist between the Company’s Directors, nominees and executive officers. Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, a copy of which was filed as Exhibit 10.4 to the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2003.

DIRECTOR COMMITTEES AND MEETINGS

The Board has Executive, Audit, Stock Option, Compensation Ethics and Nominating Committees. The Board of Directors held four meetings during 2003. In 2003, each incumbent Director attended at least 75% of all meetings of the Board and of each committee for which he/she was a member. The Company expects all members of the Board to attend the Company’s annual meeting of shareholders barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2003 annual meeting of shareholders.

The current members of the Executive Committee are Messrs. Gerald M. Benstock, Michael Benstock, Alan D. Schwartz, and Peter Benstock.

The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. The Executive Committee did not hold any formal meetings during 2003. The Executive Committee acted by unanimous written consent on eleven occasions during 2003. Each action taken by the Executive Committee pursuant to a unanimous written consent was subsequently reviewed and ratified by the Board of Directors.

The current members of the Audit Committee are Dr. Manuel Gaetan, Ph.D., Mr. Sidney Kirschner and Ms. Robin Hensley. The Audit Committee assists the Board of Directors in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Board of Directors has determined that Dr. Gaetan, Mr. Kirschner and Ms. Hensley are independent, as defined in Section 121 (A) of the American Stock Exchange’s listing standards. The Board has also determined that Robin Hensley qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee met two times during 2003.

The current members of the Ethics Committee are Dr. Manuel Gaetan, Ph.D., Mr. Sidney Kirschner and Ms. Robin Hensley. The Ethics Committee develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company. The Ethics Committee met one time during 2003.

The current members of the Compensation Committee are Dr. Manuel Gaetan, Ph.D., Mr. Sidney Kirschner and Ms. Robin Hensley. The Compensation Committee’s principal function is to make recommendations to the Board of Directors with respect to compensation of officers and directors. The Compensation Committee met two times during the year.

The current members of the Stock Option Committee are Dr. Manuel Gaetan, Ph.D., Mr. Sidney Kirschner and Ms. Robin Hensley. The Stock Option Committee’s principal function is to make recommendations to the Board of Directors with respect to the granting of stock options to officers and key employees. The Stock Option Committee met two times during 2003.

The Nominating Committee was formed in 2004 and consists of Dr. Manuel Gaetan, Ph.D., Mr. Sidney Kirschner and Ms. Robin Hensley. The Nominating Committee identifies qualified individuals to become directors and recommends to the Board, candidates for all directors to be filled by the Board or by shareholders of the Company. The Board of Directors has determined that each member of the Nominating Committee is independent as defined by American Stock Exchange listing standards applicable to nominating committee members. The Nominating Committee adopted a Nominating Committee Charter, a copy of which is attached as Exhibit B to this Proxy Statement.

Nominations of Directors

The Board selects the director nominees to stand for election at the Company’s annual meetings of shareholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating Committee. In recommending nominees to serve as directors, the Nominating Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. However, the Nominating Committee believes the following minimum qualifications must be met by a director nominee to be recommended to the Board:

•	Each director must display high personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board is a diverse body.

Recommendations for consideration by the Nominating Committee, including recommendations from shareholders of the Company, should be sent to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters in writing together with appropriate biographical information concerning each proposed nominee.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual directors, by submitting such communications in writing to Superior Uniform Group, Inc., Attention: Board of Directors (or the individual director(s)), 10055 Seminole Boulevard, Seminole, FL 33772. Such communications will be delivered directly to the directors.

DIRECTORS’ FEES

Directors who are full-time employees of the Company receive no extra compensation for their services as Directors. The remaining Directors are compensated on the basis of $1,500 quarterly and $1,500 per meeting attended; Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors’ meeting receive $300 per meeting of such Committee. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, outside Directors are also eligible to receive stock option grants pursuant to Superior’s 2003 Incentive Stock and Awards Plan. During fiscal year 2003, each Director was granted 2,000 stock options under the 2003 Incentive Stock and Awards Plan that were exercisable at a price of $11.02 (the trading price of such stock on the date of grant).

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of the Record Date (except as noted), information as to the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company’s Common stock, (ii) each Director, (iii) each nominee election as a Director, (iv) each named executive officer identified in the Summary Compensable Table and (v) all Directors and executive officers as a group:

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
GERALD M. BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772	1,549,285	(2)(7)	21.0%

ROYCE & ASSOCIATES, LLC 1414 Avenue of the Americas New York, NY 10019	763,700	(5)	10.4%

MOCHELLE A. STETTNER 2331 Lehigh Parkway N. Allentown, PA 18130	619,324	(6)	8.4%

FRANKLIN ADVISORY SERVICES, LLC One Franklin Parkway San Mateo, CA 94403	483,500	(4)	6.6%

DIMENSIONAL FUND ADVISORS, INC. 1299 Ocean Avenue Santa Monica, California 90401	474,150	(3)	6.4%

ALAN D. SCHWARTZ 10055 Seminole Boulevard Seminole, Florida 33772	229,907	(7)	3.1%

MICHAEL BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772	227,273	(7)	3.1%

PETER BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772	175,986	(7)	2.4%

ANDREW D. DEMOTT, JR. 10055 Seminole Boulevard Seminole, Florida 33772	42,850	(7)	0.6%

SAUL SCHECHTER (retired director) 10055 Seminole Boulevard Seminole, Florida 33772	6,000	(7)	0.1%

PAUL MELLINI 10055 Seminole Boulevard Seminole, Florida 33772	0		0.0%

ARTHUR WIENER 10055 Seminole Boulevard Seminole, Florida 33772	0		0.0%

MANUEL GAETAN, PH.D. 10055 Seminole Boulevard Seminole, Florida 33772	11,100	(7)	0.2%

SIDNEY KIRSCHNER 10055 Seminole Boulevard Seminole, Florida 33772	11,000	(7)	0.1%

ROBIN HENSLEY 10055 Seminole Boulevard Seminole, Florida 33772	6,500	(7)	0.1%

RICHARD T. DAWSON 10055 Seminole Boulevard Seminole, Florida 33772	5,000	(7)	0.1%

All Directors and Executive Officers as a group (9 persons)	2,258,901	(1)(2)(7)	30.6%

(1)	Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.
(2)	Includes 75,240 shares held of record by Mr. Benstock’s wife and 31,576 shares held by a trust in which Mr. Benstock is the trustee and has sole investment power and 1,391,044 shares held by Benstock-Superior Ltd., a limited partnership owned by a trust in which Mr. Benstock is the sole beneficiary and trustee with sole investment power. The trust is the general partner of Benstock-Superior Ltd.
(3)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004, Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(4)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004, Franklin Advisory Services, LLC, a registered investment advisor (“Franklin”) is deemed to have beneficial ownership of 483,500 shares. Franklin has sole voting power and sole disposition power for all shares.
(5)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004, Royce & Associates, Inc. (“R&A”), an investment advisor, furnishes investment advice to five investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other private funds and separate accounts. These investment companies, private funds and accounts are the “Funds.” In its role as investment advisor or manager, R&A possesses voting and/or investment power over the securities of the issuer described in this schedule that are owned by the Funds. R&A disclaims beneficial ownership of such securities.
(6)	Includes 5,144 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children and 912 shares held as custodian for children who are now adults. Does not include 2,400 shares owned by Mrs. Stettner’s husband, to which Mrs. Stettner disclaims beneficial ownership.
(7)	The share ownership of the following individuals includes that number of options to purchase shares following his or her name, which options are currently exercisable or exercisable within 60 days of the Record Date: Mr. G. M. Benstock – 51,425 shares; Mr. M. Benstock – 53,675 shares; Mr. Schwartz – 53,675 shares; Mr. P. Benstock – 53,675 shares; Mr. Demott – 42,850 shares; Mr. Schechter – 5,000 shares; Mr. Dawson – 5,000 shares; Dr. Gaetan – 10,000 shares; Mr. Kirschner – 10,000 shares, and Ms. Hensley – 5,500 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during its most recently completed fiscal year ended on December 31, 2003, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to the Chief Executive Officer and the four other executive officers of the Company who were most highly compensated in the last completed fiscal year.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Long Term Compensation Awards Options (3) (#)	Other Compensation ($) (4) (5)
Gerald M. Benstock, Chairman of the Board (C.E.O. thru October 2003)	2003 2002 2001	201,500 201,500 201,500	— — —	11,750 11,750 11,750	16,400 shares 10,525 shares 11,750 shares	$292,730 298,290 292,508

Michael Benstock, Chief Executive Officer	2003 2002 2001	278,000 270,000 270,000	— 50,000 —	735 735 735	16,400 shares 10,525 shares 11,750 shares	10,200 6,600 1,649

Alan D. Schwartz, President	2003 2002 2001	278,000 270,000 270,000	— 50,000 —	735 735 735	16,400 shares 10,525 shares 11,750 shares	10,200 6,600 1,700

Saul Schechter, Executive Vice President (Retired December 2003)	2003 2002 2001	226,000 226,000 226,000	— — —	735 735 735	16,400 shares 7,900 shares 9,000 shares	10,200 6,860 1,700

Peter Benstock, Executive Vice President	2003 2002 2001	220,000 210,000 200,000	— 30,000 —	735 735 735	16,400 shares 10,525 shares 11,750 shares	10,200 6,600 1,581

Andrew D. Demott, Jr., Senior Vice President & CFO	2003 2002 2001	174,000 166,000 158,000	— 25,000 —	735 735 735	16,400 shares 8,950 shares 9,000 shares	10,190 6,298 1,579

(1)	Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compensation Committee and Stock Option Committee beginning on page 12 of the Proxy Statement.
(2)	Automobile allowance provided to executive officers.
(3)	Options granted in 2001, 2002 and 2003 were for a period of five years expiring on February 12, 2006, February 7, 2007, and January 30, 2008, respectively, issued under the Company’s 1993 Incentive Stock Option Plan. Options granted in 2003 were for a period of five years expiring on May 1, 2008 issued under the Superior Uniform Group 2003 Incentive Stock and Awards Plan.
(4)	The amounts for Mr. Benstock in 2001 and 2002 and $292,730 in 2003 represent annual premiums paid by the Company for split dollar life insurance policies for Mr. Benstock. See “Certain Transactions - Split Dollar Life Insurance Agreements.”
(5)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column include the following: Matching contributions on 401(k) deferrals in 2003, 2002, and 2001 in the amounts of $2,000 $2,000, and $1,649 for Mr. M. Benstock; $2,000, $2,000, and $1,700 for Mr. Schwartz; $2,000, $2,260, and $1,700 for Mr. Schechter; $2,000, $2,000, and $1,581 for Mr. P. Benstock and $1,990 $1,698, and $1,579 for Mr. Demott. Insurance premiums in 2003 and 2002, in the amounts of $8,200 and $4,600 for Mr. G. Benstock, $8,200 and $4,600 for Mr. M. Benstock, $8,200 and $4,600 for Mr. Schwartz, $8,200 and $4,600 for Mr. S. Schechter,

$8,200 and $4,600 for Mr. P. Benstock and $8,200 and $4,600 for Mr. Demott for a Supplemental Medical Plan, which is a fully insured hospital and medical expense reimbursement plan covering certain key management employees and their dependents. The plan provides coverage for 100% of medical expenses incurred (with certain limited exceptions) up to $100,000 per covered employee in any one year, provided that the expenses are not covered by the Company’s group health insurance plan, which is available to all salaried employees of the Company.

Option Grants During the Fiscal Year Ended December 31, 2003

The following table details stock option grants made by the Company to the executive officers named in the Summary Compensation Table.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants (a)	(b)	(c)		(d)	(e)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
						(f)	(g)
Name	# of Securities Underlying Options Granted (#) (2)	% of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh.)	Expiration Date	5% ($)	10% ($)
Gerald M. Benstock	8,200 8,200	3.1 3.1	% %	$13.37 11.02	1/30/2008 5/02/2008	127,156 115,330	160,455 145,532

Michael Benstock	8,200 8,200	3.1 3.1	% %	12.15 11.02	1/30/2008 5/02/2008	127,156 115,330	160,455 145,532

Alan Schwartz	8,200 8,200	3.1 3.1	% %	12.15 11.02	1/30/2008 5/02/2008	127,156 115,330	160,455 145,532

Peter Benstock	8,200 8,200	3.1 3.1	% %	12.15 11.02	1/30/2008 5/02/2008	127,156 115,330	160,455 145,532

Saul Schechter	7,000 7,000	6.1 5.2	% %	12.15 11.02	1/30/2008 5/02/2008	108,548 98,452	136,974 124,235

Andrew D. Demott, Jr.	8,200 8,200	3.1 3.1	% %	12.15 11.02	1/30/2008 5/02/2008	127,156 115,330	160,455 145,532

(1)	Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Securities and Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.
(2)	The grants described in this column were granted by the Company in 2003 pursuant to the Company’s 1993 Incentive Stock Option Plan and the Company’s 2003 Incentive Stock and Awards Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable on the date of grant and expire 50% on January 30, 2008 and 50% on May 2, 2008.

Option Exercises and Fiscal Year-End Values

The following table sets forth all stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003, and the number and value of unexercised options held by such executive officers at fiscal year end.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable	Value of Unexercised In-the-Money Options at FY-End ($) (1) Exercisable
Gerald M. Benstock	— — — — — —	— — — — — —	8,200 8,200 10,525 11,750 7,250 5,500	$ $ $ $ $	25,256 44,526 63,150 83,425 52,472 856

Michael Benstock	— — — — — —	— — — — — —	8,200 8,200 10,525 11,750 9,000 6,000	$ $ $ $ $ $	25,256 44,526 73,149 93,413 72,675 9,822

Alan Schwartz	— — — — — —	— — — — — —	8,200 8,200 10,525 11,750 9,000 6,000	$ $ $ $ $ $	25,256 44,526 73,149 93,413 72,675 9,822

Peter Benstock	— — — — — —	— — — — — —	8,200 8,200 10,525 11,750 9,000 6,000	$ $ $ $ $ $	25,256 44,526 73,149 93,413 72,675 9,822

Saul Schechter	7,000 7,000 7,900 9,000 7,500 —	85,050 77,140 75,050 76,500 62,812 —	— — — — — 5,000		— — — — — 8,185

Andrew D. Demott, Jr.	— — — — — —	— — — — — —	8,200 8,200 8,950 9,000 6,000 2,500	$ $ $ $ $ $	25,256 44,526 62,203 71,550 48,450 4,093

(1)	At fiscal year end December 31, 2003, the closing stock price was $16.45 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1999 and 2003. The stock options described are options granted under the Company’s 1993 Stock Option Plan and the 2003 Incentive Stock and Awards Plan.

Superior Retirement Plans

Since 1942, the Company has had a retirement plan (the “Basic Plan”) which has been qualified under the Internal Revenue Code. The Basic Plan is a “defined benefit” plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company’s contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the “Supplemental Plan”) available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($200,000 in 2003). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the “Plan”) combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.

PENSION PLAN TABLE

	TOTAL YEARS OF SERVICE AT RETIREMENT AGE (AGE 65 IN 2009)
Remuneration 2004	10	15	20	25
$ 125,000	$12,824	$19,236	$25,648	$32,060
150,000	$16,074	$24,111	$32,148	$40,185
175,000	$19,324	$28,986	$38,648	$48,310
200,000	$22,574	$33,861	$45,148	$56,435
250,000	$29,074	$43,611	$58,148	$72,685
300,000	$35,574	$53,361	$71,148	$88,935
350,000	$42,074	$63,111	$84,148	$105,185
400,000	$48,574	$72,861	$97,148	$121,435
450,000	$55,074	$82,611	$110,148	$137,685
500,000	$61,574	$92,361	$123,148	$153,935

The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various periods of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 2004 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee’s average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee’s compensation includes overtime pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. There is no offset in retirement benefits for Social Security benefits. Of the five most highly compensated executive officers, Mr. G. Benstock, Mr. M. Benstock and Mr. Schwartz have the maximum years of service credited and Mr. P. Benstock and Mr. Demott have 21 years and 5 years of service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

The following sections regarding “Report of the Compensation Committee and Stock Option Committee”, “Report of the Audit Committee” and the “Performance Graph” are not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

ON EXECUTIVE COMPENSATION

The following report was prepared by independent Directors Sidney Kirschner, Robin Hensley and Manuel Gaetan, Ph.D., as the members of the Company’s Compensation Committee and Stock Option Committee:

Annual compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company’s 2003 Incentive Stock and Awards Plan, at the discretion of the Stock Option Committee, to the Company’s officers and other key employees. The usual components of the annual compensation paid to all of the Company’s executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee; (iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) matching contributions under the Company’s 401(k) plan; (v) stock option grants awarded by the Stock Option Committee; (vi) a car allowance; and (vii) for the

Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described in the Certain Transactions section of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this context, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all staff vice presidents are entitled to participate with a bonus, based upon varying percentages of the base salaries of all executive officers and all staff vice presidents of the Company, linked to annual earnings per share on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

Inasmuch as each of the Company’s pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all the executive officers under such plan are made on the same basis as are awards of all other participants.

Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion of the Stock Option Committee pursuant to the Company’s Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options included individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company’s common stock.

BY: Manuel Gaetan, Ph.D., Robin Hensley and Sidney Kirschner

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR UNIFORM GROUP, INC., S&P 500 INDEX AND S&P APPAREL ACCESSORIES & LUXURY GOODS INDEX**

The following graph, based on data provided by Standard & Poor, shows changes in the value of $100 invested on December 31, 1998 of: (a) shares of Company common stock; (b) the S&P 500 Index; and (c) the S&P 500 Apparel, Accessories & Luxury Goods Index. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the table above the graph provided below.

Company / Index	Base Period Dec 98	INDEXED RETURNS Years Ending
		Dec 99	Dec 00	Dec 01	Dec 02	Dec 03
SUPERIOR UNIFORM GROUP INC	100	64.98	62.55	73.89	106.33	147.31
S&P 500 INDEX	100	121.04	110.02	96.95	75.52	97.18
S&P 500 APPAREL, ACCESSORIES & LUXURY GOODS	100	76.53	90.81	102.83	94.86	107.39

(1)	Standard & Poor’s discontinued the S&P 500 Index Textiles (Apparel), which the Company used as its published industry index for fiscal year 2001. The Standard and Poor’s classification that includes the Company’s industry is now called S&P 500 Apparel, Accessories & Luxury Goods, which is composed of the same companies that were included in the S&P 500 Index Textiles (Apparel).
*	Total return assumes reinvestment of dividends.
**	Fiscal year ending December 31st.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN TRANSACTIONS

Director and Officer Liability Insurance

As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $10,000,000 with Federal Insurance Company, under contract dated August 27, 2003 at an annual premium of $130,000. No sums have been paid or sought under any such indemnification insurance.

Split Dollar Life Insurance Agreements

In 1991, the Company entered into a split dollar life insurance agreement with the Benstock Family Insurance Trust, of which Michael Benstock and Alan Schwartz serve as trustees. The Company has advanced sums to the trust to be used to pay the premiums on a life insurance policy obtained from Phoenix Home Life Mutual Insurance in the amount of $10 million on the lives of Gerald M. Benstock and M. Joan Benstock, his spouse. In 1993, an additional policy in the amount of $2 million on the life of Gerald Benstock was added to the trust. Under the terms of the agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, as long as such premiums are payable under the policy. The Benstock Family Insurance Trust assigned to the Company a security interest in the cash value and death benefit of each policy equal to the amount of the cumulative premium payments made by us. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policies by the trust, or (3) the termination of the agreement before the death of Mr. Benstock and his spouse. The total premiums paid by us during 2003 were $292,730. The purpose of this arrangement is to protect the Company from the possibility of a large block of its common stock being offered for sale on the open market to the potential detriment of the Company’s stock price in the event of the unexpected death of one of the principals. In the event of death, the proceeds of the policies would be used to pay the estate taxes on Mr. Benstock’s estate, thereby decreasing the likelihood that his estate would find it necessary to sell large blocks of stock in a short period of time to pay such taxes.

These insurance policies were substantially restructured in January 2003 such that the Company is the beneficiary of the proceeds of the life insurance policies on the life of Gerald M. Benstock in an amount equal to the greater of the premiums paid on each such policy or the cash surrender value of each such policy. The Company now owns the cash value of each policy in an amount equal to the cumulative premiums paid by the Company. In March of 2003, the Company remitted approximately $53,000 to the trust for the excess of the cash surrender value over the amount of premiums paid by the Company.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee serves to assist the Board in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process. The Company’s independent auditing firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the Company’s management.

2. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380).

3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the financial statements be approved for inclusion in the Annual Report on Form 10-K for the period ended December 31, 2003 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Manuel Gaetan, Ph.D. and Sidney Kirschner

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)

The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2004. Deloitte & Touche (or its predecessor firm) has audited the Company’s financial statements for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

Shareholder ratification of the Company’s independent certified public accountants is not required by the Company’s Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

The following table sets forth information regarding fees paid by the Company to Deloitte & Touche LLP during 2002 and 2003:

	2003	2002
Audit Fees(1)	$162,823	$162,171
Tax Fees(2)	6,300	7,250
All Other Fees(3)	100	264,436

Total	$169,223	$433,857

(1)	Audit of annual financial statements and review of financial statements included in Quarterly Reports on Form 10-Q.
(2)	Tax consultations and tax return review.
(3)	Due diligence assistance relative to a potential acquisition.

The Audit Committee has concluded that Deloitte & Touche LLP’s provision of the audit and permitted non-audit services described above is compatible with maintaining Deloitte & Touche LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote or refrain from voting the shares represented thereby in accordance with their best judgment on such matters after consultation with the Board of Directors.

SHAREHOLDER PROPOSALS FOR

PRESENTATION AT THE 2005 ANNUAL MEETING

If a qualified shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 2005, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of Florida, such proposal must be received by the Company by December 3, 2004, to be included in the Company’s Proxy Statement and proxy for such 2005 meeting (unless the date of the 2005 annual meeting is not held within 30 days of May 6, 2005, in which case the deadline will be a reasonable time before we begin to print and mail the proxy material for the 2005 annual meeting of shareholders). In addition, the proxy solicited by the Board for the 2005 annual meeting will confer discretionary authority on the persons named in such Proxy to vote on any shareholder proposal presented at that meeting if the Company receives notice of such proposal later than February 16, 2005, without the matter having been discussed in such Proxy.

By Order of the Board of Directors

/s/ Richard T. Dawson
RICHARD T. DAWSON Secretary Dated: April 1, 2004

EXHIBIT A

SUPERIOR UNIFORM GROUP, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	PURPOSE

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Superior Uniform Group, Inc. (the “Corporation”). The purpose of the Committee is to assist the Board in fulfilling the Board’s oversight responsibilities by:

•	reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public;

•	overseeing the Corporation’s systems of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

•	overseeing the Corporation’s auditing, accounting and financial reporting processes generally.

The Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

•	appoint the Corporation’s independent auditors and determine their compensation;

•	review, evaluate and oversee the audit efforts of the Corporation’s outside auditor;

•	provide an open avenue of communication among the outside auditor, financial and senior management, and the Board;

•	encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels;

•	oversee and ensure the integrity of the Corporation’s financial statements, the independent auditor’s qualifications and independence; and

•	prepare the Audit Committee Report required to be included in the Corporation’s annual proxy or information statement.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section V of this Charter.

II.	Authority

The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to fully execute its duties and responsibilities. The Corporation shall provide appropriate funding, as determined by the Committee, as compensation for (1) the independent auditor who has been engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (2) any advisors employed by the Audit Committee, and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

III.	COMPOSITION

The Committee shall consist of at least three directors, as determined annually by the Board, each of whom shall meet the independence and experience requirements of the American Stock Exchange and the Securities and Exchange Commission (the “Commission”), and each of whom shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with their exercise of independent judgment as members of the Committee. No member of the Committee may serve on the audit committees of more than three public companies unless the Board determines that such service does not, and will not, impair the member’s ability to effectively serve on the Committee and discloses the determination in the Corporation’s annual proxy statement. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and the Corporation shall endeavor, to the extent possible, to have at least one member of the Committee who has accounting or financial management experience sufficient to qualify as an “audit committee financial expert” under the rules and regulations of the American Stock Exchange and the Commission, as such rules are in effect from time to time. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV.	MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The secretary of the Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with Florida law and the Corporation’s By-laws. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and/or any of these groups believe should be discussed privately.

V.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

A.	Documents/Reports Accounting Information Review

(1) Review this Charter at least annually or as conditions otherwise dictate, and recommend to the Board of Directors any necessary amendments.

(2) Review and discuss with management the Corporation’s annual audited financial statements to be included in the Corporation’s Annual Report on Form 10-K and annual report to shareholders and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants, and management certifications required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

(3) Review with financial management and the outside auditors each of the Corporation’s Quarterly Reports on Form 10-Q prior to its filing or prior to the release of earnings for the fiscal quarter covered by the Form 10-Q.

(4) Review earnings press releases with management, paying particular attention to any use of pro-forma or adjusted non-GAAP information.

(5) Discuss with management, financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the kinds of information to be disclosed and the types of presentation to be made).

(6) Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU Section 380), as in effect from time to time.

B.	Independent Auditor

(1) Appoint, retain, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Committee. The Committee shall oversee the resolution of the disagreements between management and the independent auditors in the event that they arise. The Committee will review the experience and qualifications of senior members of the independent audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed.

(2) Review with the independent auditor any problems or difficulties and management’s response and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management including, but not limited to, the management letters and schedule of unadjusted differences.

(3) At least annually, obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures;

•	Any material issues raised by the most recent internal quality-control review, any peer review, or any inquiry or investigation by governmental or professional authorities, within the preceding five fiscal years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	all relationships between the independent auditor and the Corporation (to assess the auditor’s independence);

•	any audit problems or difficulties encountered in the course of the audit work, including any restrictions on scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties;

•	analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements of the Corporation.

(4) Review and preapprove both audit and nonaudit services to be provided by the independent auditor, subject to any de miminis exception that may be provided by applicable laws or regulations. This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

(5) Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

(6) Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Corporation; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the independence of the independent auditor; and recommend that the Board take appropriate action to oversee the independence of the auditor.

(7) Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

(8) Ensure the rotation of the lead audit partner, the concurring audit review partner, the client service partner and other “line” partners directly involved in the performance of the audit for the Corporation, as required by applicable law or regulation.

C.	Financial Reporting Processes

(1) In consultation with the outside auditor review the integrity of the Corporation’s financial reporting processes, both internal and external, and the internal control structure (including disclosure controls).

(2) Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

(3) Review analyses prepared by management (and the independent auditor) setting forth financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(4) Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

(5) Review and approve all related-party transactions as defined by applicable rules and regulations of the American Stock Exchange and the Securities and Exchange Commission.

(6) Establish and implement procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, including procedures for employees’ anonymous submissions of concerns.

D.	Ethical and Legal Compliance

(1) Establish, review and update periodically a Code of Ethical Conduct that complies with all applicable rules and regulations, and ensure that management has established a system to enforce this Code.

(2) Review management’s monitoring of the Corporation’s compliance with this Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

(3) Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

(4) Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

(5) Discuss policies with respect to risk assessment and risk management. Such discussions should include the Corporation’s major financial and accounting risk exposures and the steps management has undertaken to control them.

(6) Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

(7) Make regular reports to the Board and prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Corporation’s annual proxy or information statement stating whether the Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”);

•	received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and

•	recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

(8) Annually, perform a self-assessment relative to the Committee’s purpose, duties and responsibilities outlined herein.

(9) Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

VI.	LIMITATION ON COMMITTEE’S ROLE

While the Committee has the responsibilities and duties set forth in this Charter, the Committee’s responsibilities and duties are of oversight in nature. The primary responsibility for the Corporation’s financial reporting, disclosure controls and procedures and internal controls and procedures rests with management, and the Corporation’s independent auditors are responsible for auditing the Corporation’s financial statements. It is the responsibility of management and the independent auditors to bring to the attention of the Committee any failures, irregularities or other problems respecting the Corporation’s financial reporting, disclosure controls and procedures and internal controls and procedures.

EXHIBIT B

SUPERIOR UNIFORM GROUP, INC.

CHARTER OF THE NOMINATING COMMITTEE

Statement of Purpose

The Nominating Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) of Superior Uniform Group, Inc. (the “Company”) in fulfilling its duties by identifying individuals qualified to become directors (consistent with criteria set forth in Appendix A hereto or otherwise established by the Committee) and recommending to the Board candidates for all directorships to be filled by the Board or by the shareholders of the Company.

Committee Membership and Qualifications

The Committee shall be comprised of at least three members of the Board, each of whom is determined by the Board to be “independent” in accordance with the rules of the American Stock Exchange (“AMEX”).

Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board annually or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

The Chairperson of the Committee shall be appointed by the Board in consultation with the Chairman of the Board. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board, set the agendas for Committee meetings.

Meetings

The Committee shall meet as frequently as circumstances dictate, which shall be at least annually.

The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its duties.

The secretary of the Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with Florida law and the Company’s By-laws.

Duties

In furtherance of its purpose, the Committee shall have the following duties relating to:

Recommendations Relating to the Selection of Director Candidates to Serve on the Board of Directors

1.	The Committee shall establish and apply criteria (including the criteria set forth in Appendix A hereto) for selection of potential directors, taking into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

2.	The Committee shall identify individuals believed to be qualified as candidates to serve on the Board and recommend to the Board for its approval candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board, the Committee shall take into account the established criteria for selection and the extent to which the candidate would fill a present need on the Board. In fulfilling its duties as outlined above, the Committee shall consult from time to time, as appropriate, with the Chairman of the Board.

3.	The Committee shall periodically review the qualifications and independence of existing Board members based on the general and specific criteria approved by the Board and the rules of AMEX and make recommendations to the full Board whether they should stand for re-election. The Committee shall recommend to the Board the removal of a director where appropriate.

4.	The Committee shall consider and make recommendations to the Board on matters relating to the retirement of Board members, including term limits or age caps.

5.	The Committee shall review the backgrounds and qualifications of possible candidates. In that capacity, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.	The Committee shall consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

7.	The Committee shall review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this duty, the Committee shall, as appropriate, consult with the Chairman of the Board.

8.	The Committee shall periodically review the orientation process for all new directors.

Review and Reporting

1.	The Committee shall report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its duties and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

2.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Studies and Investigations

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its duties that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Charter Evaluation

The Committee shall review and reassess the adequacy of this Charter at least annually and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable.

APPENDIX A

CRITERIA FOR DIRECTOR NOMINEES

In making recommendations to the Company’s Board of Directors of nominees to serve as directors, the Committee will examine each director nominee on a case-by-case basis, regardless of who recommended the nominee, and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board of Directors and the Committee believe the following minimum qualifications must be met by a director nominee to be recommended by the Committee:

Each director must display high personal and professional ethics, integrity and values.

Each director must have the ability to exercise sound business judgment.

Each director must be accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

The Board of Directors also believes the following qualities or skills are necessary for one or more directors to possess:

At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission and by the rules of AMEX.

One or more of the directors generally should be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

Directors should be selected so that the Board of Directors is a diverse body.

PROXY CARD

SUPERIOR UNIFORM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2004

The undersigned shareholder appoints MICHAEL BENSTOCK, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution and resubstitution, to vote the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company on May 7, 2004, at 10 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting included herewith.

(Continued on the reverse side)

Without otherwise limiting the general authorization given hereby, the proxy is instructed to vote as follows:

The Board of Directors Recommends a Vote For Proposals 1 and 2.

Proposal 1	To elect nine Directors as set forth in the Proxy Statement: Gerald Benstock, Michael Benstock, Alan D. Schwartz, Peter Benstock, Manuel Gaetan, Sidney Kirschner, Robin Hensley, Paul Mellini and Arthur Wiener.

☐ FOR ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY).

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE

                THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW)

Proposal 2	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please check box if you plan to attend the Annual Meeting of Shareholders. ☐

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Signature(s)

Date:

Note: Please sign your name exactly as it appears at left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

Please sign, date and return this proxy promptly in the enclosed business reply envelope.